EX-99.12(b)-Consent of Sutherland Asbill & Brennan LLP


Sutherland                                     1275 Pennsylvania Avenue, N.W.
Asbill &                                         Washington, D.C.  20004-2415
Brennan LLP                                                      202.383.0100
                                                             fax 202.637.3593
ATTORNEYS AT LAW                                               www.sablaw.com

Steven B. Boehm
DIRECT LINE: 202.383.0176
Internet: sboehm@sablaw.com

                                                              April 26, 2001


College Retirement Equities Fund
730 Third Avenue
New York, New York 10017-3206

         Re:      Registration of Individual, Group and Tax
                  Deferred Variable Annuity Certificates
                  (Registration Nos. 33-480 and 811-4415)

Ladies and Gentlemen:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as a part of Post-Effective Amendment No. 33 to the above captioned registration statement on Form N-3. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Sincerely,

                                          SUTHERLAND ASBILL & BRENNAN LLP



                                          By:  /s/ Steven B. Boehm
                                              ----------------------------------
                                                   Steven B. Boehm


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